                                                                   EXHIBIT 10.19
*CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTION HAS BEEN FILED WITH THE
                                             SECURITIES AND EXCHANGE COMMISSION.


                               MASTER AGREEMENT


                                      FOR


                  PROGRAM MANAGEMENT, SITE IDENTIFICATION AND


               EVALUATION, ENGINEERING AND CONSTRUCTION SERVICES


                                    BETWEEN


                                 EQUINIX, INC.


                                      AND


                              BECHTEL CORPORATION

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.   THE IBX DEVELOPMENT PROGRAM AND MASTER AGREEMENT
     CONTRACTING STRUCTURE..............................................     1
2.   BECHTEL'S SERVICES.................................................     1
3.   INFORMATION AND ITEMS TO BE FURNISHED BY EQUINIX...................     7
4.   TIME OF PERFORMANCE AND DELAY DAMAGES..............................     8
5.   CHANGES............................................................     8
6.   COMPENSATION AND MANNER AND TIMES OF PAYMENT.......................     9
7.   ACCOUNTING.........................................................    11
8.   FINAL ACCEPTANCE...................................................    11
9.   LIABILITIES OF BECHTEL.............................................    12
10.  INSURANCE..........................................................    15
11.  PLANS AND TITLE TO WORK............................................    17
13.  TERM OF AGREEMENT AND TERMINATION..................................    19
14.  SUSPENSION OF SERVICES.............................................    21
15.  PATENT INFRINGEMENT................................................    22
16.  NOTICES AND AUTHORIZED REPRESENTATIVES.............................    22
17.  CONFIDENTIALITY....................................................    23
18.  DISPUTE RESOLUTION.................................................    23
19.  TRANSFER OF OWNERSHIP..............................................    24
20.  ASSIGNMENT AND SUBCONTRACTS........................................    25
22.  EXCLUSIVITY........................................................    25
23.  ENTERPRISE INCENTIVE...............................................    26
24.  NO THIRD PARTY BENEFICIARIES.......................................    27
25.  CALENDAR DAYS......................................................    27
26.  FAIR OPERATION OF CONTRACT.........................................    27
27.  APPLICABLE LAW.....................................................    27
28.  SUCCESSORS AND ASSIGNS.............................................    27
29.  SEVERABILITY.......................................................    27
30.  ENTIRE AGREEMENT...................................................    28

APPENDIX A - RECOVERABLE COSTS
APPENDIX B - WARRANT TO PURCHASE COMMON STOCK of EQUINIX, INC.
EXHIBIT 1 - SAMPLE TASK ORDER
EXHIBIT 2 - SAMPLE CONTRACT

                               MASTER AGREEMENT


                                      FOR


                              PROGRAM MANAGEMENT,

             SITE IDENTIFICATION AND EVALUATION, ENGINEERING, AND
                             CONSTRUCTION SERVICES

          THIS MASTER AGREEMENT (the "Agreement") is entered into effective the 3rd day of November, 1999, ("Effective Date") by and between Equinix, Inc. ("Equinix") and Bechtel Corporation ("Bechtel").

          1.   THE IBX DEVELOPMENT PROGRAM AND MASTER AGREEMENT CONTRACTING
               ------------------------------------------------------------
STRUCTURE.
---------

          1.1 The IBX development program ("Program") consists of the site identification and evaluation, design, build-out and testing of Internet Business Exchanges ("IBX's") to be located in various cities world-wide. It is anticipated that up to twenty-nine (29) IBX's will be built within the next four years, with further expansion in subsequent years.

          1.2 It is the intent of the parties that, during the term of this Agreement, Bechtel will act as Equinix's exclusive contractor for the IBX build-out world-wide, as provided further in Section 22.0, Exclusivity, herein.

          1.3 This Agreement sets forth the general terms and conditions applicable to the services to be provided for each IBX build-out location ("Project"). Projects located in the United States will be performed under task orders ("Task Orders") under this Agreement (see sample Task Order, attached as Exhibit 1). For Projects located outside the United States, separate contracts ("Contracts"), subject to the terms and conditions in this Agreement, will be entered into between Bechtel's affiliates and Equinix or its affiliates or branches, as appropriate for the country where the Project is located (see sample Contract, attached as Exhibit 2), and Bechtel and Equinix hereby unconditionally guarantee all obligations of such respective affiliates under such Contracts, provided that neither Bechtel nor Equinix shall have any greater liabilities under this guarantee than the affiliates have under such Contracts. The Task Orders and Contracts may contain special terms and conditions which modify or supplement those in this Agreement, as appropriate to address issues unique to individual Projects such as local country conditions or the addition of Equinix joint venture partners.

          2.   BECHTEL'S SERVICES.
               ------------------

          Bechtel shall perform or cause to be performed for the Program and individual Projects the services and items generally described below (the "Services") as such Services are requested and further described in Task Orders and Contracts. All Services shall be classified as within one or more of Sections 2.1 through 2.5 of this Section 2.0.

          2.1  Program Management Services.
               ---------------------------

          Bechtel will provide the overall management, coordination and administration for the Program ("Program Management Services"), including, but not limited to:

               2.1.1 Developing the overall Program strategy for engineering and construction.

               2.1.2 Preparation of a preliminary assessment of the Program budget taking into account the activities contemplated for the Program.

               2.1.3 Consultation with Equinix and its independent consultants concerning the Program and development of Program plans, drawings and specifications.

               2.1.4 Preparing and periodically updating the Program Schedule for Equinix's approval, such Program Schedule to be coordinated and integrated with all equipment, services and activities provided in connection with the Program to the extent practical.

               2.1.5 Developing and recommending milestone completion dates for the Program and individual Projects.

               2.1.6 Procurement support services, including recommending to Equinix a schedule of procurement for long-lead time items which constitute part of the work as required to meet the Program and Project schedules.

               2.1.7 Providing monthly (or such other intervals as may be requested by Equinix) written cost reports, progress reports, construction schedules, construction forecasts, estimates of monthly cash requirements, estimates for contract progress payments, and such other data as may be required by Equinix.

               2.1.8 Developing systems of cost control for the Program, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes.

               2.1.9 Developing and IBX Development Program Safety Program ("Safety Program"). Each construction contractor shall implement a written safety program which shall at a minimum comply with the requirements of the Safety Program.

          2.2  Site Identification and Evaluation Services.
               -------------------------------------------
          Bechtel will provide the following site identification and evaluation services ("Site Identification and Evaluation Services"):

               2.2.1 Provide site identification and evaluation to review physical plants and properties and to assess and compare alternative Project sites, based on building and site criteria provided by Equinix.

               2.2.2 Ascertain as to a proposed Project site whether there are any significant zoning, building code, entitlement or other governmental compliance issues, prepare a plan for addressing any such issues, and assist Equinix in addressing such issues by taking the lead, on behalf of Equinix, in attempting to obtain such required permits and approvals, including preparing permit applications, expediting permit applications, and making such appearances and attending such meetings as are necessary or appropriate.

               2.2.3 Conduct inspections, evaluations, surveys, including preparation of order of magnitude estimates of cost and schedule, and tests as may be necessary or appropriate in connection with any potential Project site, including such engineering and geotechnical studies, and inspections and reviews of all buildings and related operating systems to determine the feasibility of a Project. Bechtel shall also assist with environmental evaluations as provided further in Section 2.7.

               2.2.4 Based on the above, make recommendations to Equinix for final Project site selection by Equinix.

          2.3  Engineering Services.
               --------------------
          Bechtel will provide the following engineering services ("Engineering Services"):

               2.3.1  Schematic Design Services.
                      -------------------------

                      2.3.1.1 Based on design specifications and criteria provided by Equinix, Bechtel shall prepare for Equinix's review and approval schematic drawings, descriptive specifications and other documents appropriate to the size of each of the Projects illustrating and describing the concept, quality, layout, scale and relationship of the Project components, which documents are collectively referred to as the "Schematic Design Documents".

                      2.3.1.2 Upon completion of the Schematic Design Documents for a Project, Bechtel shall prepare and submit to Equinix a preliminary estimate for such Project and for all costs to be incurred as part of the Project, which estimate shall be subject to Equinix's approval ("Preliminary Estimate"). Bechtel shall update each such Preliminary Estimate from time to time as appropriate.

                      2.3.1.3 Upon completion of the Schematic Design Documents for a Project, Bechtel shall prepare and submit to Equinix a preliminary schedule for such Project, which schedule shall be subject to Equinix's approval ("Preliminary Schedule"). Bechtel shall update each such Preliminary Schedule from time to time as appropriate.

               2.3.2  Design Development Services.
                      ---------------------------

                      2.3.2.1 Based on the approved Schematic Design Documents for each Project, Bechtel shall prepare for Equinix's review and approval drawings of sufficient detail to describe the size, shape, configuration, and quantity of typical and non-typical elements of each such Project, outline specifications and other documents which fix and describe the size and character of the Project as to architecture, engineering, structure, layout, electrical systems, mechanical systems, plumbing systems, materials and equipment, all of which documents are collectively referred to herein as the "Design Development Documents".

                      2.3.2.2 Bechtel shall refine the Preliminary Estimate and Preliminary Schedule for each Project based on the Design Development Documents for such Project. Bechtel shall revise the Design Development Documents as required by Equinix to make them acceptable to Equinix and shall adjust the Preliminary Estimate and Preliminary Budget for such Project accordingly.

               2.3.3  Construction Documents Services.
                      -------------------------------

                      2.3.3.1 Based on the Design Development Documents approved by Equinix for each Project, Bechtel shall prepare the final drawings, plans and specifications setting forth in detail the requirements for Development of each such Project, collectively referred to herein as the "Construction Documents".

                      2.3.3.2 Bechtel shall revise the Construction Documents as required by Equinix to make them acceptable to Equinix.

                      2.3.3.3 Bechtel shall complete the Construction Documents for each Project, including Bechtel's coordination of all documents and corrections based on such coordination, prior to preparing and issuing bid documents for each such Project.

                      2.3.3.4 Bechtel shall be responsible for obtaining all permits and approvals for the construction and occupancy of each Project (regardless of whether Bechtel or Equinix is the named permittee). Bechtel shall submit all necessary Construction Documents approved by Equinix and applications for all necessary permits and approvals for the construction and occupancy of each Project to the appropriate governmental authorities as required by such governmental authorities to secure the issuance of such permits and approvals.

          2.4  Construction Services.
               ---------------------

               2.4.1 Bechtel shall, as General Contractor, perform for Equinix in connection with each Project the materials and equipment supply and construction services ("Construction Services"). Such Construction Services shall include providing, or causing to be provided, all work, labor, services, materials and equipment necessary to construct and complete each of the Projects, as described in the approved Construction Documents for such Project.

               2.4.2 When the design for each Project is substantially complete, Bechtel shall submit to Equinix for Equinix's approval a lump sum price ("Lump Sum Price") and construction schedule ("Construction Schedule") for performance of the Construction Services for such Project. The Lump Sum Price shall be developed in accordance with 6.2.1.

               2.4.3 As used herein in connection with performance of the Construction Services, the term "Substantial Completion" of a Project shall mean that: (i) the Project has been completed in accordance with the applicable Construction Documents to the extent sufficient for Equinix to occupy and utilize the Project: (ii) pre-operational tests and equipment performance tests on Bechtel-furnished equipment and systems have been completed; and (iii) Bechtel has delivered to Equinix all required permits and approvals necessary for Equinix to occupy and utilize the Project in a manner consistent with the Contract Documents.

          2.5  Start-Up Support and Other Consulting Services.
               ----------------------------------------------

               2.5.1  Start-Up Support.
                      ----------------

          If requested by Equinix, Bechtel will furnish start-up personnel to assist Equinix's operating organization in start-up and testing of the Substantially Completed Project ("Start-Up Support Services"), or portions thereof. The performance of Services by such personnel shall be under the supervision, direction and control of Equinix, and the Services performed by such personnel will include the following:

                      2.5.1.1 Provide consultation to Equinix on operational features.

                      2.5.1.2 Consult with and advise Equinix's operating staff and the vendors regarding necessary modifications, if any, to equipment.

                      2.5.1.3 Collaborate with and assist Equinix's operating staff in setting up testing, operating and maintenance schedules, procedures and practices.

               2.5.2  Other Consulting Services.
                      -------------------------
          Bechtel shall provide other professional services as requested by Equinix in support of the build-out Program ("Consulting Services").

          2.6  Reserved.
               --------
          2.7  Pre-Existing Contamination.
               --------------------------

               2.7.1 "Hazardous Material" is defined as any hazardous, toxic, or polluting substance, material, waste, or contaminant as defined or regulated pursuant to governmental rules or regulations applicable to the Services, the Project, or the Project site, as such governmental rules or regulations may be amended from time to time.

               2.7.2 As part of Bechtel's Site Identification and Evaluation Services, Bechtel shall provide the following services related to environmental assessments, investigations and remediation:

                      2.7.2.1 Bechtel and Equinix agree that to the maximum extent possible, for Projects to be built on property to be purchased by Equinix, Equinix will attempt to obtain from the prior owner of the property ("Prior Property Owner") and for Projects to be built-out on property to be leased by Equinix, Equinix will obtain from the owner of the property ("Landlord"), for each Project site the Prior Property Owner's or Landlord's agreement to take responsibility for environmental assessments, investigations and any necessary remediation, so that Equinix and Bechtel will be given a clean site free of Hazardous Materials.

                      2.7.2.2 Asbestos: Where required by law for renovation or demolition work, Bechtel will subcontract with licensed asbestos subcontractors to perform asbestos inspections. To the extent incidental asbestos abatement is required in areas where construction work will take place, Bechtel will subcontract with licensed asbestos abatement contractors to perform the work. If significant quantities of asbestos are identified, Bechtel will identify, evaluate and recommend asbestos remediation contractors to Equinix, for Equinix's direct contracting with such contractors; and acting as Equinix's representative Bechtel will coordinate the contractors' work and monitor the cost and schedule.

                      2.7.2.3 Phase I and II Site Investigations: Where not provided by the Prior Property Owner or Landlord, Bechtel will arrange with qualified environmental contractors for the performance of environmental investigations of each Project site. Phase I investigations (review of records and visual review of property) will be conducted at each site and, if determined to be necessary by such contractors, Phase II investigations (intrusive sampling) will be conducted. Bechtel will identify, evaluate and recommend environmental contractors to Equinix to perform these investigations, for Equinix's direct contracting with such contractors. Further, acting as Equinix's representative, Bechtel will coordinate the contractors' work and monitor the cost and schedule.

                      2.7.2.4 Remediation: If as a result of the Phase I and II Site Investigations it is determined that remediation will be required prior to construction, Bechtel will identify, evaluate and recommend remediation contractors to Equinix, for Equinix's direct contracting with such contractors and, acting as Equinix's representative, Bechtel will coordinate the contractors' work and monitor the cost and schedule.

                      2.7.2.5 In the event Bechtel encounters unanticipated materials or substances during the course of the Construction Services which Bechtel suspects are Hazardous Materials, Bechtel shall stop the affected portion of the work, secure the area and promptly notify Equinix. Bechtel will identify, evaluate and recommend remediation contractors to Equinix, for Equinix's direct contracting with such contractors; and acting as Equinix's representative Bechtel will coordinate the contractors' work and monitor the cost and schedule. Bechtel shall be entitled to an equitable adjustment in compensation and/or schedule to the extent impacted by such discovery of suspected Hazardous Materials and any resultant remediation.

                      2.7.2.6 Bechtel shall in no event act, directly or indirectly, as an owner, transporter, generator or disposer of any such preexisting Hazardous Materials under CERCLA, RCRA or any comparable federal, state or local laws in the jurisdiction where the

Project is located, nor shall Bechtel be required to complete and execute any governmentally-required forms relating to such materials or substances. Bechtel shall, however, be responsible for the transport and disposal of any Hazardous Materials brought onto the Project sites by Bechtel or its subcontractors, provided that Equinix or the Landlord of the Project site provide an EPA ID Number for Bechtel's use to the extent Bechtel is unable to obtain a separate EPA ID Number.

     3.    INFORMATION AND ITEMS TO BE FURNISHED BY EQUINIX.
           ------------------------------------------------

     Equinix shall be responsible for providing:

     3.1   Program financing.

     3.2 IBX site selection criteria, general specifications, equipment specifications, general arrangement drawings and other design information.

     3.3 Project sites, including necessary staging areas, and unrestricted access to the sites and all other locations involved in the performance of the Services.

     3.4 Geological, environmental and other site data available to Equinix (if any), including identification of any pre-existing underground facilities known to Equinix.

     3.5 Obtaining all business licenses, permits, licenses, and other governmental approvals for operation of the Project and providing assistance to Bechtel in obtaining zoning, construction and occupancy permits.

     3.6 Takeover of care, custody, and control of each Project and its operation and maintenance upon Substantial Completion of construction.

     3.7 Timely review of documents, reports, plans or data submitted by Bechtel for approval. Equinix will promptly (and in any event within five (5) days of their receipt) either approve or disapprove, or furnish other written instructions to Bechtel with respect to said documents, reports, plans or data. If Equinix's written approval or disapproval or other written instruction is not furnished to Bechtel within such five (5) day period, such documents, reports, plans or data will be deemed to be approved.

     3.8 Office facilities, equipment, materials, supplies, and communication services for the Bechtel Program Team personnel resident at Equinix's headquarters in Redwood City.

     3.9   Such other items as mutually agreed upon.

     3.10 Equinix shall furnish to Bechtel or secure the items required to be furnished or secured by it pursuant to this Section at Equinix's expense and at such times and in such manner as may be required for the expeditious and orderly performance of the Services by Bechtel.

     4.   TIME OF PERFORMANCE AND DELAY DAMAGES.
          -------------------------------------

     4.1 Bechtel shall prepare for Equinix's approval a schedule for the performance of the Program Management, Site Identification and Evaluation, Engineering, and Start-up Support and other Consulting Services to be performed under each Task Order or Contract. Bechtel shall use its best efforts to achieve completion of such Services in accordance with each such schedule.

     4.2 Bechtel and Equinix shall agree upon the Schedule for performance of Construction Services for each Project as provided in 2.4.2 which shall include the scheduled date of Substantial Completion ("Guaranteed Completion Date"). Bechtel shall achieve Substantial Completion of such Services in accordance with the Guaranteed Completion Date, as adjusted in accordance with the terms of this Agreement. Bechtel shall further be subject to delay damages for late completion as provided in 4.3 and 4.4 below.

     4.3  Delay Damages.  Bechtel understands that if Substantial Completion is
          -------------
not achieved by the Guaranteed Completion Date, Equinix will suffer damages. Therefore, if Bechtel fails to achieve the Guaranteed Completion Date for a Project, Bechtel will pay delay damages of [*]. The delay damages and potential downward adjustment in warrants as provided in Section 23 (Enterprise Incentive) shall be the exclusive remedies for delay.

     4.4  Credit Against Delay Damages.  In the event Bechtel completes a
          ----------------------------
Project in advance of that Project's Guaranteed Completion Date, Bechtel shall receive a credit of [*] per day for each day of early completion, which credit will apply to reduce the amount of any delay damages which may have accrued or will in the future accrue on other Projects, provided, however that in no event shall Bechtel be entitled to any additional payments if the amount of credits exceeds the amount of delay damages. Any credits accrued shall be applied immediately to reimburse Bechtel for any delay damages previously incurred and paid by Bechtel. An accounting shall be maintained of any credits which exceed the aggregate delay damages incurred to date and such credits may apply to offset any delay damages incurred subsequently on any Projects.

     5.   CHANGES.
          -------

     5.1  Definition of Changes.  The following shall be Changes under this
          ---------------------
Agreement:

          5.1.1 Additions to, deletions from, or modifications of the Program, Projects or any of the Services that are agreed upon by the parties in accordance with 5.3 below.

          5.1.2 Additions to, deletions from, or modifications of the Program, Projects or any of the Services that are directed by Equinix in accordance with
5.4 below.

          5.1.3 Failure or delay of Equinix to provide or cause to be provided information, reviews, approvals, authorizations or other items as required by this Agreement, or errors, omissions, or changes in such information or items.
__________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          5.1.4 Any change in the IBX site selection criteria, general specifications, equipment specifications, general arrangement drawings and other design information provided by Equinix.

          5.1.5 Delay or other impact on Bechtel's performance of its obligations due to direction from Equinix or other act, omission, interference or delay by Equinix or Equinix's employees, agents, consultants, or contractors.

          5.1.6  Force Majeure Events as defined in Section 12.0.

     5.2  Adjustment due to Changes.  Bechtel will use diligent efforts to
          -------------------------
minimize the effects of any Changes on cost and schedule. To the extent that a Change affects Bechtel's ability to perform the Services, or Bechtel's costs, or Bechtel's ability to meet the schedule, including any Project Construction Schedule, or any other Bechtel obligation under this Agreement, Bechtel shall be entitled to an equitable adjustment as appropriate to the compensation, schedule, and/or such other parts of this Agreement as may be affected by such Change.

     5.3  Change Orders.  Except to the extent immediate action may be required
          -------------
by an emergency threatening life or property, Changes shall only be effected pursuant to written Change Orders. All Change Orders shall be agreed to by both parties, subject to Equinix's right to direct Changes in certain circumstances as provided in 5.4. below. Change Orders shall be processed and approved in accordance with the procedure set out in the Project Procedures Manual. Each Change Order shall show agreed upon adjustments to the compensation, schedule and/or other affected provisions of this Agreement.

     5.4  Changes Directed by Equinix.  In the event a Change is requested by
          ---------------------------
Equinix, and the parties are unable to agree on the Change or on one or more of the appropriate Agreement adjustments, Equinix may direct Bechtel to make the Change and Bechtel shall proceed with the Change. Bechtel's performance of such Change in such event shall be without prejudice to a subsequent determination as to its entitlement to Agreement adjustments as provided in Paragraph 5.2 above.

     6.   COMPENSATION AND MANNER AND TIMES OF PAYMENT.
          --------------------------------------------

     6.1 Program Management, Site Identification and Evaluation, Engineering, and Start-Up Support and other Consulting Services:

          6.1.1 Program Management, Site Identification and Evaluation, Engineering, and Start-Up Support and other Consulting Services will be performed on a time and materials basis, with labor reimbursed through unit rates, including overhead and profit, ("Labor Unit Rates") plus reimbursement of other direct costs ("Other Direct Costs") (collectively referred to as "Recoverable Costs"), as defined in Appendix A attached hereto and incorporated herein by reference. Labor Unit Rates and Other Direct Costs for Services performed outside the United States shall be as provided in the applicable Project Contract.

               6.1.2 Bechtel shall prepare and submit [*] invoices covering Recoverable Costs for Services performed in accordance with the above compensation terms. Each payment shall become due and payable within [*] days of receipt of Bechtel's invoice for same. For any invoice which is in dispute by some amount, Equinix will pay in the normal manner the difference between the total amount of the invoice and the amount in dispute; and Equinix will, no later than [*] days after receipt of the invoice, notify Bechtel in writing of the amount and description of the dispute. Bechtel may submit subcontractor invoices for payment by Equinix upon receipt of invoices from subcontractors, and Bechtel will pay the subcontractors within the normal payment cycle based on the commercial terms of the applicable subcontract.

          6.2  Construction Services.
               ---------------------

               6.2.1 When the Engineering Services are substantially complete, Bechtel will provide Equinix with a Lump Sum Price to perform the Construction Services on a per Project basis. The Lump Sum Price will be based on an estimate of the total cost of the construction services ("Total Construction Cost"), including the cost of materials and equipment, subcontractor costs, Bechtel's labor at the Unit Rates provided in Appendix A, other direct costs and contingency, as identified in the estimate. The contingency will include a "Base Contingency" of [*], and may also include "Special Contingency" for special contingency elements identified for a Project, in a percentage amount to be agreed to by the parties for such Project. Any Special Contingency will be jointly managed by the parties and will be drawn against for costs incurred in connection with the special contingency elements identified in the Special Contingency. The Lump Sum price will include a Fee (profit) of [*]. Upon Final Completion of each Project, any unused Special Contingency and any Fee associated with such unused Special Contingency for that Project will be for Equinix's sole account.

               6.2.2 For the Construction Services for each Project, Equinix shall make monthly progress payments, based on the Lump Sum Price, to Bechtel at the times and in the manner set forth in the Payment Schedule mutually agreed to in the applicable Task Order or Contract. The Payment Schedule will be developed based on anticipated cash flow (including payment terms with subcontractors and suppliers to the extent known) and schedule, and is intended to allow Bechtel to remain cash neutral. The Payment Schedule will be conditioned on reaching a defined monthly progress milestone. Equinix shall make all payments within [*] days of its receipt of invoices therefor from Bechtel. Within [*] days after Final Completion of each Project, Equinix shall pay Bechtel as a final payment the then unpaid balance (if any) of the Lump Sum Price (as adjusted in accordance with the terms of this Agreement) or Bechtel shall pay Equinix the difference (if more) between the amounts already paid to it and such Lump Sum Price. As a prerequisite to such final payment Bechtel shall furnish Equinix with waivers of lien rights, evidencing that all claims for payment for labor and materials in connection with

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Bechtel's Services for the Project have been paid or satisfied, or Bechtel's indemnity in form and substance satisfactory to Equinix in lieu of any such waivers.

          6.3 All payments to be made hereunder shall be made by Automated Clearing House or wire transfer to the institutions and account numbers provided to Equinix by Bechtel in writing.

          6.4  Interest.
               --------

          In addition to any other rights Bechtel may have with respect to amounts owed to Bechtel [*] beyond the time for payment provided for in this Contract, such amounts shall accrue interest, starting on the sixteenth day after such amount is due, for each day such invoice is not paid at the lesser of: (i) a simple per annum interest rate equal to four percent (4%) above the prime lending rate quoted to substantial and responsible commercial borrowers on ninety-day loans by the Bank of America, N.A., San Francisco, California, or
(ii) the maximum rate permitted by applicable law.

          7.   ACCOUNTING.
               ----------

          7.1 Bechtel shall maintain its customary fiscal records and books of accounts of its direct costs incurred in accordance with generally accepted accounting principles and practices consistently applied. Such fiscal records and books of accounts shall remain in the possession and custody of Bechtel. However, upon reasonable notice Equinix shall, during Bechtel's normal business hours for a period of one year after Final Completion of each Project, have access to such fiscal records and books of accounts for the sole purpose of examination or verification of the direct costs relating to the performance of the Services, provided, however, that the above audit rights shall not apply to agreed upon Unit Rates, Lump Sum Prices (other than the Special Contingency, which shall be subject to audit) or agreed to allowances and rates.

          7.2 If it is determined by an audit that the amount invoiced by and paid to Bechtel exceeded the amount Bechtel was entitled to, Bechtel will reimburse Equinix the excess amount plus interest at the rate provided in
Section 6.4, [*].

          8.   FINAL ACCEPTANCE.
               ----------------

          8.1 Final Completion of a given Project shall occur following Substantial Completion and completion of the Punch List items identified during walk-down at Substantial Completion. As used herein, "Final Completion" of a Project shall occur only when all of the following have occurred: (i) the performance of all Punch List items has been completed, (ii) all final releases, documents and manuals required by the Contract Documents have been delivered to Equinix, and (iii) all start-up testing, inspection and calibration of building systems and equipment furnished by Bechtel have been completed. As used herein, "Punch List", shall mean
__________________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

a list of minor items to be completed or corrected following Substantial Completion of the Project work, which items shall not materially affect the occupancy or utilization of the Project. Upon achieving Final Completion, Bechtel shall so notify Equinix in writing. Within twenty-one (21) days of the date of such notice, Equinix shall in writing give Bechtel notice of Equinix's Final Acceptance or written notice of any such unfinished Services that have not been completed. In the latter instance, the foregoing procedure with respect to such specified unfinished Services will be repeated. Equinix's failure to give the required notice within the specified period, or Equinix's written notice of Final Acceptance will be deemed to constitute Final Acceptance by Equinix of the Services for the Project or any identifiable portion thereof.

     9.   LIABILITIES OF BECHTEL.
          ----------------------

     9.1 Bechtel shall perform the Services with that degree of skill and judgment normally exercised by recognized professional engineering firms performing Program Management, Site Identification and Evaluation, Engineering, Construction, Start-Up Support and other Consulting Services of a similar nature, including compliance with applicable federal, state and local laws, ordinances and regulations.

     9.2  Liability for Deficient Services.
          --------------------------------

          9.2.1 Bechtel's liability arising out of the performance of the Program Management, Site Identification and Evaluation, and Start-Up Support and other Consulting Services shall be limited to reperforming at its expense any of its professional Services which fail to meet the standard specified in Section
9.1 above ("Deficient Services") of which Bechtel is notified within [*] of Substantial Completion of the applicable Project.

          9.2.2 Bechtel's liability arising out of the performance of the Engineering Services which fail to meet the standard specified in Section 9.1 above ("Deficient Services") shall be limited to reperformance of such Deficient Services [*] of which Equinix gives written notice within [*] of Substantial Completion of the applicable Project. Services reperformed, [*] within one year of Substantial Completion will be re-warranted [*] months from the date of reperformance, [*], not to exceed [*] months from Substantial Completion of the applicable Project. Further, the warranty period for deficient Engineering Services related to mechanical and electrical systems (not including security systems and other systems to be mutually agreed) will extend for [*] months from Substantial Completion and any Services reperformed, [*] prior to expiration of this [*] month warranty period will be re-warranted for the remainder of the [*] month warranty period.

          9.2.3 Bechtel's liability arising out of the performance of the Construction Services, including any materials or equipment supplied thereunder, which fail to meet the standard specified in Section 9.1 above or otherwise fail to conform to the requirements of this Agreement or industry standards ("Deficient Construction Services") shall be limited to

__________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

reperformance of such Deficient Construction Services and the repair or replacement of any defective materials and equipment of which Equinix gives written notice within [*] of Substantial Completion of the applicable Project. Services reperformed, repairs made and replacement parts installed within one year of Substantial Completion will be re-warranted for [*] months from the date of reperformance, repair or replacement, not to exceed [*] months from Substantial Completion of the applicable Project. Supplier warranties extending beyond Bechtel's warranty period, if any, will be assigned to Equinix upon expiration of Bechtel's warranty, or earlier at Equinix's option.

         9.2.4 Where Bechtel provides Construction Services in connection with the expansion of an IBX constructed by another contractor, Bechtel shall be liable for its Services in accordance with 9.2.3. In addition, Bechtel will assist Equinix in determining the cause of any deficiency observed in the IBX expansion work. If it is determined that Bechtel's work caused the deficiency, Bechtel's warranty obligations as provided in 9.2.3 above will apply. If it is determined that the prior contractor's work caused the deficiency, Bechtel will assist Equinix on a Reimbursable Cost basis in enforcing its warranty rights against such contractor.

     9.3 Year 2000 Compliance Warranty.
         -----------------------------

     Bechtel warrants that any Bechtel developed computer product, application or system provided by Bechtel hereunder ("Product"), if any, will be Year 2000 Compliant in all material respects at the time of turnover of the Project. As used in this warranty, the term "Year 2000 Compliant" means that the Product, when configured and used according to the documented instructions on the Project, will, without manual intervention or interruption, either meet the Year 2000 compliance standard set by a recognized industry association or code (such as the American Society for Testing and Materials, the American Standard Code for Information Interchange, or the Institute of Electrical and Electronics Engineers, Inc.) or will:

         9.3.1 Correctly handle and process date information before, during and after January 1, 2000, accepting date input, providing date output and performing calculations, including but not limited to sorting and sequencing, on dates or portions of dates;

         9.3.2 Function according to the documentation before, during and after January 1, 2000 without changes in operation resulting from the advent of the new century; 9.3.3 When appropriate, respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; 9.3.4 Store and provide output of date information in ways that are unambiguous as to century; and

         9.3.3 When appropriate, respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner;

         9.3.4 Store and provide output of date information in ways that are unambiguous as to century; and

__________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

             9.3.5 Manage the leap year occurring in the year 2000, following the quad-centennial rule. The "quad-centennial rule" means (a) if the year is divisible by 4, it is a leap year, unless (b) the year is also divisible by 100, then it is not a leap year, unless (a) the year is also divisible by 400, then it is a leap year.

         Bechtel will also use commercially reasonable efforts to require subcontractors and suppliers to warrant Year 2000 Compliance in respect of services and products they supply to the Project.

         9.4 Risk of Loss.
             ------------

         Bechtel assumes risk of physical loss of or damage for each Project until turnover of care, custody, and control to Equinix, which will occur upon Substantial Completion. Upon turnover at Substantial Completion, Equinix assumes the risk of loss for each Project and releases Bechtel from liability for physical loss or damage to the Project upon or after Substantial Completion or termination of the Project in the event Equinix chooses to abandon the Project. Except as provided in the first sentence above, Bechtel shall have no liability for loss of or damage to real property owned by Equinix or personal property owned, leased or otherwise in the custody of Equinix and Equinix hereby releases Bechtel therefrom.

         9.5 RESERVED.
             --------

         9.6 Third Party Indemnity
             ---------------------

         Bechtel will defend Equinix and its officers, directors, employees and agents against third-party personal injury or property damage claims arising during performance of a Project (`Third-Party Claims") to the extent caused or alleged to have been caused by Bechtel's (or its subcontractors' or suppliers') fault or negligence. Further, Bechtel will indemnify Equinix and its officers, directors, employees and agents against any damages, losses and judgements resulting from such Third-Party Claims to the pro rata extent caused by Bechtel's (or it's subcontractors' or suppliers') fault or negligence. If it is determined by final disposition (by settlement or court adjudication) that Equinix's fault or negligence contributed in whole or in part to such Third-Party Claim, Equinix shall share in the costs of defense and resultant damages, losses and/or judgements on a pro rata basis.

         9.7 Under no circumstances shall either party be liable to the other for, nor shall either party make claim against the other for, consequential loss or damage, including but not limited to loss or damage resulting from loss of use, loss of profits or revenues, cost of capital, loss of goodwill, claims of customers, or fines and penalties, and Bechtel hereby releases Equinix, and Equinix hereby releases Bechtel and its subcontractors and suppliers of any tier providing equipment, materials or services for the Project, therefrom. This release from liability is not intended to and shall not preclude Bechtel from seeking profit on claims for Work performed.

         9.8 Excluding the proceeds of Builder's Risk insurance as provided in

Section 10.1.4 [*] , in no event shall Bechtel's liability to Equinix arising out of or in connection with the Agreement, Task Orders or Contracts, or the Program or Projects, however caused, exceed in the cumulative aggregate [*] and Equinix releases Bechtel from any liability in excess thereof; provided, however, that Bechtel shall have an unlimited obligation to achieve Substantial Completion of each Project for the agreed Lump Sum Price (as adjusted in accordance with the terms of the Agreement).

         9.9 The remedies specified in this Agreement are the sole and exclusive remedies of Equinix for liabilities of Bechtel to Equinix arising out of or in connection with this Agreement, Task Orders or Contracts, or the Program or Projects.

         9.10 To the maximum extent permitted by law, but no further, the releases from liability, limitations and apportionments of liability, and exclusive remedy provisions expressed throughout this Agreement shall apply even in the event of the of the fault, negligence (in whole or in part), strict liability, breach of contract, or otherwise of the party released or whose liability is waived, disclaimed, limited, apportioned or fixed by such exclusive remedy provision, indemnified or held harmless, and shall extend to such party's related or affiliated entities and its and their directors, officers, employees and agents.

         9.11 There are no standards of performance, guarantees or warranties which extend beyond those expressed in this Section 9.0. Bechtel disclaims, and Equinix waives, any implied standards, guarantees or warranties or warranties imposed by law, including warranties of merchantability or fitness for a particular purpose, custom or usage or otherwise, as to any services, or any structure, equipment, machinery, process or system that may result from the Services which are the subject of this Agreement.

         10.  INSURANCE
              ---------

         10.1 Bechtel shall purchase the following insurance prior to commencement of the Services. Such insurance shall be maintained during the performance of and until Final Completion of each Project, unless otherwise specified below:

              10.1.1 Workers' Compensation insurance covering Bechtel's employees as prescribed by law in U. S. jurisdiction(s) where the Services are performed; Voluntary Workers' Compensation insurance, providing California benefits, shall be in effect for work in foreign jurisdictions. The policies shall include Employer's Liability insurance with a limit of $2,000,000 each accident or disease.

              10.1.2 Commercial General Liability insurance, including Automobile Liability, covering third party Bodily Injury and Property Damage Liability, with a primary limit of [*] per Project, [*]. This insurance shall include coverage for bodily injury, personal injury,

__________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

blanket contractual liability, broad form property damage, cross-liability, products/completed operations, and independent contractors. The policy will also cover third party bodily injury and property damage losses which may result from negligent performance of professional services.


         10.1.3 "All Risk" Contractor's Equipment insurance covering physical damage to all personal property (including automotive equipment) owned or hired for use by Bechtel in the performance of the Services.

         10.1.4 For each Project, "All Risk" Builder's Risk or Contractors All Risk insurance insuring Equinix (and Equinix's lenders, if so requested by Equinix), Bechtel and all construction subcontractors and suppliers. The insurance will cover the Project and all material and equipment to be incorporated therein on a Replacement Cost basis for the perils of, but not limited to, fire, lightning, wind damage, hail, explosion, riot or civil commotion, collapse, flood, water damage, earthquake, and physical damage resulting from faulty design, materials or workmanship. Also covered for stated sublimits will be property during inland transit or while in storage as well as costs for demolition and debris removal. This insurance will be maintained until Substantial Completion of each Project. Should Bechtel be obligated to pay any deductible under the insurance set forth in this Section 10.1.4, such amounts paid shall be reimbursed by Equinix. For single losses of up to [*], Bechtel shall be the Loss Payee and the proceeds shall be applied to the cost of the repair or reconstruction. For single losses over [*] , Owner and Bechtel shall be joint Loss Payees and the proceeds shall be placed in a joint account to be applied to the cost of the repair or reconstruction. Bechtel shall perform the necessary repair or reconstruction work and shall invoice and be compensated in accordance with the terms of Article 6.0. Notwithstanding the foregoing provisions of this section 10.1.4, if following any such loss Equinix elects to abandon a Project and not perform repair or reconstruction, then all the insurance proceeds hereunder for such Project shall be paid to Equinix as Loss Payee.

         10.1.5 Should it be required, Bechtel will place insurance for material and equipment to be incorporated into the Projects to cover such property during Ocean/Air Cargo transit to or from foreign locations. The limit of this insurance would be the equipment replacement values and would cover on an "All Risk" basis, including war and strikes, riots and civil commotion.

         10.1.6 The above required insurance will respond to all claims for which Bechtel is legally liable at law and under this Agreement. In addition, except for Workers' Compensation and Employer's Liability, the liability policies will name Equinix (and Equinix's lenders, if so requested by Equinix) as an Additional Insured to the extent losses arise out of Bechtel's fault or negligence in the performance of Services under this Contract or Bechtel's defense and indemnity obligations under Section 9.6. The policies shall also provide that they are primary and that any insurance carried by Equinix shall be excess and non-contributing thereto. Equinix shall be a Named Insured on the Builder's Risk policy and the Builder's Risk and Contractor's Equipment policies shall provide insurers' waivers of subrogation in favor of

__________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Equinix. In lieu of being an additional insured under Bechtel's Commercial General Liability policy, at Equinix's option, Bechtel will also procure (and price into its Lump Sum Price or otherwise be reimbursed for the cost of) Owner's and Contractor's Protective Liability Insurance or O&CP Insurance which will provide coverage for Equinix's individual liability and name Equinix as an Insured at a separate specified limit for liability to third parties for bodily or personal injury or property damage arising out of the Program and the Projects. In lieu of O&CP coverage for jobs outside of the United States, Bechtel will propose liability insurance normally applicable to foreign projects for Equinix to review.

         10.1.7 All coverages shall be written on an occurrence basis and maintained without interruption from the commencement of Services until Final Acceptance of all Services under the Program (except as otherwise provided in 10.1.4).

         10.1.8 Equinix shall be furnished with satisfactory evidence that the foregoing insurance is in effect and Equinix shall be notified thirty (30) days prior to the cancellation or material change of any such coverage.

    10.2 Once a Project achieves Substantial Completion, Equinix shall release Bechtel from any liability for damage to real property owned by Equinix and any personal property owned or leased by Equinix or any other economic loss of whatsoever nature in connection with all owned and leased property and all business operations of Equinix (including but not limited to earthquake loss or damage). Should Equinix insure any of these risks, Bechtel shall be an additional insured on such policies until completion of all IBX Projects and for a period of one year thereafter. In addition, the policies shall include insurers' waivers of subrogation in favor of Bechtel. Further, as to any real property leased by Equinix, Equinix will use its best efforts to obtain from the Landlord's insurer a waiver of subrogation in favor of Bechtel.

    11.  PLANS AND TITLE TO WORK
         -----------------------
    11.1  "Data" Defined.
          --------------

    For the purposes of this Article 11, "Data" means all designs, plans, models, drawings, prints, samples, transparencies, specifications, reports, manuscripts, working notes, documentation, manuals, photographs, negatives, tapes, discs, databases, software, and any other similar items.

    11.2  Ownership and Use of Background Data.
          ------------------------------------

    All copyrights, design rights, patents, trademarks, trade secrets and other intellectual property rights ("IP Rights") in all Data which Equinix owns or has prepared prior to the date hereof ("Equinix Background Data") shall remain the property of Equinix. All IP Rights in all Data which Bechtel owns or has prepared prior to the date hereof ("Bechtel Background Data") shall remain the property of Bechtel. Each party hereby grants a non-exclusive, irrevocable, royalty-free license to the other party to use, copy, or modify the Background Data of the grantor party solely in connection with the subject matter of this Agreement. Trade secrets which underlie either party's Background Data shall be disclosed to the other party to the extent necessary for completion of this Agreement, subject to the obligation to keep such information secret as provided in Section 17 ("Confidentiality") of this Agreement.

         11.3 Developed Data
              --------------

         All IP Rights in all Data prepared or developed by Bechtel hereunder ("Developed Data") shall vest in Equinix and shall be utilized only in connection with the subject matter of this Agreement, provided however that the technical concepts in the Developed Data may be utilized by Bechtel without restriction for its engineering, procurement and construction business. All such Developed Data shall be clearly marked, where possible, as Equinix's property. Bechtel shall have the right to prepare generic versions of Developed Data (which shall not contain any proprietary or confidential data or information of Equinix), and all IP Rights in such generic versions shall vest in Bechtel. Bechtel, at Equinix's request, shall furnish a copy of all such Developed Data to Equinix upon completion of Services hereunder. At Equinix's request, Bechtel shall furnish a copy of designs, drawings, plans, specifications, databases and reports in electronic format.

         11.4 Software. With respect to Bechtel background software and to
              --------
software developed by Bechtel in the course of performing this Agreement, Bechtel shall own the same and shall supply Equinix detailed design documentation and all information reasonably required by Equinix to properly and economically operate and maintain the Facility. If applicable, intellectual property protection agreements and software licenses shall be executed by Equinix before Confidential Information is submitted to Equinix. Unless otherwise agreed, Bechtel does not assume any responsibility for computer hardware or software maintenance after Substantial Completion.

         11.5 Transfer of Projects. Equinix's right may be transferred to bona
              --------------------
fide subsequent purchasers of the Projects or to bona fide lessees or operators of the Projects, for use solely in connection with the Facility, but not otherwise.

         11.6 All portions of each Project completed or in the course of construction at the jobsite shall be the sole property of Equinix, and the title to such materials, equipment and supplies shall pass immediately to and vest in Equinix upon the happening of any event by which title passes from the vendor or supplier thereof.

         11.7 Upon completion of each Project and in accordance with Equinix's instructions, Bechtel shall dispose of surplus material and equipment, the cost of which has been reimbursed to Bechtel, and credit the proceeds to Equinix; or at Equinix's option, Bechtel shall leave such materials and supplies at the Project site for disposition by Equinix.

         12. FORCE MAJEURE.
             -------------

         Neither party shall be considered in default in the performance of its obligations hereunder, except the obligations to make payments hereunder, to the extent that the performance of any such obligation is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of such party ("Force Majeure Events"), notwithstanding such party's diligent efforts to mitigate the effects of such Force Majeure Event, including but not limited to the following:

         12.1 Changes in law, regulations or permit requirements or other governmental action.

         12.2 Delays (not caused by Bechtel) in obtaining permits or other government approvals.

         12.3 World events interrupting normal commerce.

         12.4 Strike, lockout, or other labor difficulty, the settlement of which shall be within the sole discretion of the party involved.

         12.5 Discovery of pre-existing Hazardous Materials (unless Bechtel failed to obtain a Phase I Site Investigation report from the prior Property Owner/Landlord or arrange for an environmental contractor to perform a Phase I Site Investigation, and such pre-existing Hazardous Materials would have been reasonably foreseeable if a Phase I Site Investigation had been obtained or performed).

         12.6 Other site conditions not reasonably foreseeable based on data furnished to Bechtel or any investigations conducted by Bechtel (unless such site conditions would have been reasonably foreseeable during an investigation which Bechtel should have reasonably conducted or recommended be conducted under the terms of this Agreement and the applicable circumstances, which investigation Bechtel failed to conduct or recommend be conducted).

         12.7 Suspension of the work not due to Bechtel's fault.

         12.8 Adverse weather conditions (except that adjustments to schedule shall only apply beyond the number of days included in the applicable Project Construction Schedule).

         12.9 Flood, earthquake or other natural disasters.

         13. TERM OF AGREEMENT AND TERMINATION.
             ---------------------------------

         13.1 Term Of Agreement
              -----------------

         The term of this Agreement shall commence as of the Effective Date and shall expire on the fourth (4th) anniversary of the Effective Date, unless extended by the written agreement of the parties. Notwithstanding the expiration of the term of this Agreement, Bechtel shall continue thereafter to perform all Services to achieve Final Completion (defined in Section 8) of all Projects for which Bechtel has commenced Services under a Task Order or Contract prior to the expiration date and the term of the Warrant Agreement is as stated therein.

         13.2 Early Termination Of Program.
              ----------------------------

         13.2.1 Equinix may terminate Bechtel's Services prior to expiration of the Agreement term if Equinix abandons the Program, by giving Bechtel thirty
(30) days' prior written notice of such abandonment and early termination, whereupon Bechtel shall:

                13.2.1.1 stop the performance of Bechtel's Services hereunder except as may be necessary to carry out such termination;

                13.2.1.2 issue no further subcontracts or purchase orders except with the written consent of Equinix;

                13.2.1.3 assign to Equinix, upon Equinix's request, all of Bechtel's rights, if any, under subcontracts or purchase orders then outstanding;

                13.2.1.4 terminate to the extent possible and at Equinix's request, outstanding subcontracts or purchase orders; and

                13.2.1.5 take any other action toward termination of Bechtel's Services which Equinix may reasonably direct.

         13.2.2 Upon such termination of the Services, Equinix shall assume and be responsible for all of Bechtel's outstanding contractual obligations, if any, to third parties in connection with the Program and individual Projects, and Equinix will assume responsibility for and take possession of any work, materials or equipment remaining at the Project sites. Bechtel shall have no liability to Equinix for any portions of the Services which are uncompleted at the time of such termination.

         13.2.3 In the event of termination as above provided, Equinix shall compensate Bechtel for all Services performed prior to the termination in accordance with the compensation terms herein, together with costs reasonably incurred by Bechtel as a result of termination Bechtel's documented and reasonable costs of termination (including demobilization costs and cancellation costs under subcontracts and purchase orders) but Bechtel shall not be entitled to receive any anticipated profit for work not performed. In the case of Construction Services, the total amount due to Bechtel for Construction Services performed prior to termination shall bear an equitable ratio to the percentage of Construction Services provided prior to termination.

   13.3  Termination For Default.
         -----------------------

         13.3.1 Bechtel Default.
                ---------------

                13.3.1.1 Equinix may terminate the Agreement in its entirety for Bechtel's default if Bechtel fails in the performance of any material obligation under the Agreement or any Task Order or Contract, provided that Bechtel has been given written notice of the cause and a reasonable opportunity (30 days) to cure the default. Equinix may also elect to terminate individual Task Orders or Contracts (as opposed to the entire Agreement) for Bechtel's default, provided that Bechtel has been given written notice of the cause and a reasonable opportunity (30 days) to cure the default.

                    13.3.1.2 In the event of a termination of Bechtel for default, Equinix shall compensate Bechtel for all Services properly performed prior to the termination in accordance with the compensation terms herein. In the case of Construction Services, Bechtel shall be compensated for all Construction Services properly performed prior to termination in an amount which bears an equitable ratio to the percentage of Construction Services provided prior to termination. However, Bechtel shall be liable to pay Equinix any reasonable excess costs incurred by Equinix to have the Projects, under construction by Bechtel at the time of termination, completed.

             13.3.2 Equinix Default.
                    ---------------

                    13.3.2.1 Bechtel may terminate this Agreement for Equinix's default if Equinix fails to make timely payments of undisputed amounts due, or if Equinix fails in the performance of any other material obligation under the Agreement or any Task Order or Contract, provided that Equinix has been given written notice of the cause and a reasonable opportunity (30 days) to cure the default.

                    13.3.2.2 In the event of termination as above provided, Equinix shall compensate Bechtel for all Services performed prior to the termination in accordance with the compensation terms herein, together with costs reasonably incurred by Bechtel as a result of termination Bechtel's documented and reasonable costs of termination (including demobilization costs and cancellation costs under subcontracts and purchase orders). In the case of Construction Services, the total amount due to Bechtel for Construction Services performed prior to termination shall bear an equitable ratio to the percentage of Construction Services provided prior to termination.

         14. SUSPENSION OF SERVICES.
             ----------------------

         14.1 Equinix may suspend the performance of Bechtel's Services under the Agreement or individual Task Orders or Contracts, in whole or in part, at any time and from time to time upon ten (10) days' prior written notice of such suspension. Thereafter Bechtel shall resume the full performance of such suspended Services when directed to do so by reasonable notice from Equinix.

         14.2 In the event of suspension of the performance of Services at Equinix's request, Bechtel shall be entitled to reimbursement for additional costs reasonably incurred by Bechtel in suspending the Services and during the period of suspension, and in reactivating the Services after the end of the suspension period to the extent that such additional costs are incurred. In addition, Bechtel shall be entitled to an equitable adjustment in compensation and schedule to the extent impacted by any suspension.

         14.3 Bechtel may suspend the performance of its Services under this Agreement, in whole or in part, if Equinix fails to make timely payments of undisputed amounts due for a period of thirty (30) days after the date payment is due, provided that Equinix has been given five (5) days prior written notice of such suspension.

         14.4 In the event any suspension by Equinix of the Services for a specific Project exceeds [*] days in the aggregate, Bechtel may terminate its obligation to perform the Services as to such Project, without thereby being in default and without prejudice to any of its rights or remedies under this Agreement, including interest, by so notifying Equinix in writing and the provisions of the Section entitled "Termination - Equinix Default" shall apply to such termination.

              15.  PATENT INFRINGEMENT.
                   -------------------

         Bechtel will indemnify and hold harmless Equinix from all claims arising out of or in connection with any patent infringements or claims thereof, pertaining to the use of any equipment, material, processes or work furnished by Bechtel or its subcontractors and suppliers. Equinix will indemnify and hold harmless Bechtel and its subcontractors and suppliers from all claims arising out of or in connection with any patent infringements or claims thereof, pertaining to the use of any equipment, material, processes or work specified or furnished by Equinix.

         16. NOTICES AND AUTHORIZED REPRESENTATIVES.
             --------------------------------------

         16.1 Any notice provided for or required hereunder shall be given to the following:

              To Equinix:  Equinix
                           901 Marshall Street
                           Redwood City, California 94063
                           Attn: Roy Earle
                           Vice  President IBX Development
                           FAX: 650-298-0420

              To Bechtel:  Bechtel Corporation
                           50 Beale Street
                           San Francisco, California 94119-3965
                           Attn: Thomas R. McKinney
                                 Principal Vice President
                           FAX: 415-768-5253

or to such other persons or address as either of the parties shall substitute by notice given as herein required. Except as regards the notice required by the Section entitled "Final Acceptance", such notice shall be given as specified in project procedures.

__________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     16.2 At all times during the term of this Agreement, Bechtel and Equinix will each have a single point of contact available who will be authorized and empowered to act for and on behalf of each on matters within the terms of this Agreement. Each party will notify the other in writing of its representative and this appointment will remain in full force and effect until written notice of substitution is delivered to the other party.

     17.    CONFIDENTIALITY.
            ---------------

     17.1   Nondisclosure.
            -------------

     Any information provided by either party to the other during the term of this Agreement that is designated in writing by the disclosing party as confidential shall be held in confidence by the receiving party for a period [*] following the date of disclosure. During such period, the receiving party shall not disclose such information to third parties except with the prior permission of the disclosing party; provided that such restrictions shall not apply to the extent the receiving party can demonstrate that such information was (a) previously in the possession of the receiving party, or (b) obtained by the receiving party from a third party not subject to restriction on its disclosure, or (c) in the public domain through no fault of the receiving party. This Agreement and attachments hereto, and any Task Orders or Contracts entered into hereunder shall be treated as confidential by both parties.

     17.2   Government Disclosure.
            ---------------------

     In the event a party's confidential information is required to be disclosed by the other party to any government authority, the receiving party shall cooperate with the disclosing party to minimize the disclosure and to obtain the maximum available protection against disclosure outside the government authority. In the event Equinix is required to disclose this Agreement to the SEC in connection with a Public Offering, Equinix and Bechtel will consult and agree in advance on which sections of the Agreement will be redacted and filed separately with the SEC.

     17.3   Bechtel Affiliates.
            ------------------

     Disclosure of Equinix's confidential information by Bechtel to its affiliated companies shall not be considered a violation of Section 17.l above, in consideration of which Bechtel guarantees compliance by such affiliates with Bechtel's obligations under Section 17.1.

     18.    DISPUTE RESOLUTION.
            ------------------

     18.1 The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between executives of the parties. If a controversy or claim should arise, the designated Project Managers for Equinix and

_______________________

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Bechtel will meet at least once and will attempt to resolve the matter. Either Project Manager may request the other to meet within fourteen (14) days, at a mutually agreed time and place. If the matter has not been resolved within twenty (20) days of their first meeting, the Project Managers shall refer the matter to senior executives, who shall have authority to settle the dispute (herein called "the Senior Executives"). Thereupon, the Project Managers shall promptly prepare and exchange memoranda stating the issues in dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents. The Senior Executives will meet for negotiations within fourteen (14) days of the end of the twenty (20) day period referred to above, at a mutually agreed time and place.


     18.2 If the matter has not been resolved within thirty (30) days of the meeting of the Senior Executives, the parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

     18.3 If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty (60) days of the commencement of such procedure, or if either party will not participate in mediation, then the following shall occur. As to disputes involving Projects located in the United States, either party may pursue resolution through litigation in any court of competent jurisdiction with venue in the State of California. As to disputed involving Projects located outside the United States, either party may pursue resolution through binding arbitration under the Rules of Arbitration of the International Chamber of Commerce.

     18.4 All deadlines specified in this Article 18 may be extended by mutual agreement. The procedures specified in this Article 18 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this Article 18. All applicable statutes of limitation shall be tolled while the procedures specified in this Article 18 are pending. The parties will take such action, if any, required to effectuate such tolling.

     19.    TRANSFER OF OWNERSHIP.
            ---------------------

     Equinix represents that it is the sole owner of the Program and each Project and that any other direct owner or co-owner of any Project (whether an LLC, partnership, or other form of joint venture between an affiliate or branch of Equinix and a third party) will be bound by the terms and conditions of this Agreement, including the releases and limitations of liability set forth in this Agreement such that the total aggregate liability of Bechtel to Equinix and such recipients shall not exceed the limits of liability set forth in this Agreement. If the owner of a Project is a General Partnership between an Equinix affiliate and third party General Partner(s), the applicable Contract will be signed by all General Partners. Further, Equinix represents that in the event of a transfer of ownership, it will use best efforts to bind all future owners of the

Program or individual Projects to the releases and limitations of liability set forth in this Agreement.

     20.    ASSIGNMENT AND SUBCONTRACTS.
            ---------------------------

     20.1 This Agreement shall not be assigned by either party without the prior written approval of the other, which approval shall not be unreasonably withheld.

     20.2 Bechtel may subcontract portions of the Services, or delegate its authority to act as Equinix's agent, to its related or affiliated entities without the prior approval of Equinix. Bechtel guarantees such entities' compliance with the requirements of this Agreement, provided that the limitations on Bechtel's liability set forth in this Agreement constitute the aggregate limit of liability of Bechtel and its related or affiliated entities to Equinix, and Equinix agrees to hold only Bechtel responsible for any failure to so comply.

     20.3 Except for those subcontractors and suppliers designated in writing by Equinix, subcontractors and suppliers will be determined by Bechtel.
Provided that Equinix has made payments in accordance with the terms of this Agreement, Bechtel will promptly discharge any Subcontractor mechanic's liens that may be filed against the Project. If Bechtel is unable to negotiate subcontract terms with any subcontractor or supplier designated in writing by Equinix which terms are materially consistent with this Prime Contract and Bechtel's standard subcontract terms, Bechtel's obligations and responsibilities with respect to the services performed or materials and equipment supplied by such subcontractor or supplier shall be modified to the extent of any such material inconsistency and Bechtel shall be entitled to an adjustment to cost and schedule to the extent impacted by any such material inconsistency.

     21.    PUBLIC RELEASES.
            ---------------

     Bechtel shall not make public announcements or publicity releases related to the Project without Equinix's prior approval. Notwithstanding the foregoing, Bechtel shall have the right to make an appropriate response without the approval of Equinix, having due regard for Equinix's interests, in the event the public news media publishes any information or commentary which in Bechtel's opinion may affect its commercial, financial or legal interests.

     22.    EXCLUSIVITY.
            -----------

     22.1 The parties intend that Bechtel be Equinix's exclusive contractor for the Program world-wide. However, it is recognized that it may be in the best interest of the Program for Equinix to have other contractors perform certain services for specific Projects from time to time. In such an event, it is anticipated that the other contractor's services will be provided as a direct subcontractor to Bechtel; if this cannot be achieved, Bechtel will provide general oversight of such contractor's services as Equinix's representative and receive equitable compensation.

     22.2 Bechtel (here meaning Bechtel Group, Inc. and any of its wholly-owned subsidiaries) agrees not to perform for others services substantially similar to those provided under this Agreement in connection with the construction of IBX's (as defined below) through [*] , provided, however, that this restriction shall not apply to: [*] .

     22.3   Bechtel may request that the exclusivity obligations under Section
22.2 terminate after [*] months and Equinix shall not unreasonably withhold its approval of such request. Equinix's remedy for any breach of Section 22.2 shall be limited to injunctive relief.

     22.4   For purposes of Section 22.2, an "IBX" shall be defined as follows:
A facility, the principal purpose of which is to provide colocation services for Internet Protocol ("IP") network connection equipment such as routers and servers.

     23.    ENTERPRISE INCENTIVE.
            --------------------

     23.1 Concurrently with Bechtel's and Equinix' execution and delivery of this Agreement, Equinix has delivered to Bechtel a Warrant to Purchase Common Stock of Equinix, Inc. (the "Warrant") in the form of Appendix B, attached hereto and made a part hereof, for the purchase of up to two hundred and thirty-five thousand (235,000) shares of Common Stock of Equinix. The Warrant is exercisable with respect to 235,000 shares of Common Stock upon the Effective Date of this Agreement. With respect to [*] shares of Common Stock, the exercisability of the Warrant is subject to downward adjustments if Bechtel fails to meet certain performance obligations described in the Warrant and elsewhere herein. With respect to the remaining [*] shares of Common Stock (the "Initial Shares"), the parties agree (i) that the Warrant has been issued to Bechtel as compensation to mobilize the initial Program Management Team and to provide reimbursable Services to be agreed to by Equinix and Bechtel for the structuring of further program management, engineering or construction concepts which shall further Equinix's development plans; (ii) that Bechtel has no further obligations in order for the Warrant to be exercisable with respect to such Initial Shares; and (iii) that Equinix expects no other action on the part of Bechtel for the Warrant to be exercisable with respect to such Initial Shares. All share amounts referred to in this paragraph are subject to adjustment as described in the Warrant.

     23.2 With respect to the [*] shares of the Common Stock which are subject to downward adjustment in connection with the first [*] separate committed Projects (whether new or expansion Projects), hereinafter defined as the "Earn-Out Shares", the parties anticipate that such [*] Projects will be completed in less than four years from the effective date of this Agreement. The parties will meet twice a year in January and June to review the schedule and determine whether it appears that fewer than [*] Projects will be completed within such four year period based on the latest Project Schedule. If the number of additional Projects scheduled to awarded to Bechtel for construction and completion within such four year period, together with Projects previously awarded for completion within such four year period, is less than [*] , the parties will reallocate the Earn-Out Shares on a pro rata basis among the Projects previously awarded and those scheduled to be awarded and completed within such four year period. The

_______________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Warrant Agreement will be amended to reflect such reallocation. Once a particular Project has achieved Substantial Completion, any additional shares which may have been allocated to that Project pursuant to the second preceding sentence shall not be subject to devesting in the event of any subsequent upward revision of the aggregate number of Projects completed and expected to be completed. The aggregate number of Earn-Out Shares shall not be reduced for any reason, including without limitation Equinix' failure to award the expected number of Projects during the term of this Agreement, [*].

     24.    NO THIRD PARTY BENEFICIARIES.
            ----------------------------
     This Agreement is for the benefit of the parties and their respective successors and permitted assigns and there are no third party beneficiaries.

     25.    CALENDAR DAYS.
            -------------
     Unless expressly provided otherwise herein, all references to "days" in this Agreement shall refer to calendar days.

     26.    FAIR OPERATION OF CONTRACT.
            --------------------------

     In entering into this Agreement, Equinix and Bechtel recognize that it is impracticable to make provision for every contingency which may arise during the life of this Agreement. Equinix and Bechtel concur in the principle that this Agreement shall operate between them with fairness and if, in the course of the performance of this Agreement an infringement of this principle is anticipated or disclosed, then Equinix and Bechtel shall promptly consult together in good faith in an endeavor to agree upon such action as may be necessary to remove the cause or causes of such infringement.

     27.  APPLICABLE LAW.
          --------------

     Throughout the course of this Agreement, the parties will comply with all applicable laws, ordinances and regulations relating to the Agreement and its performance. This Agreement shall be interpreted under and governed by the law of the State of California.

     28.    SUCCESSORS AND ASSIGNS.
            ----------------------
     This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

     29.    SEVERABILITY.
            ------------

     In the event that any of the provisions, or portions, or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction,

_______________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Equinix and Bechtel shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions, or applications thereof, shall not be affected thereby.

     30.    ENTIRE AGREEMENT.
            ----------------

     30.1 Any Services provided for herein which were performed or caused to be performed by Bechtel prior to the effective date of this Agreement shall be deemed to have been performed under this Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any previous agreements or understandings. The printed terms and conditions contained in purchase orders, work orders, or other documents issued by Equinix to Bechtel with respect to the Services shall be of no force and effect and shall be superseded by the terms and conditions contained in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the day and year written below, but effective as of the Effective Date first written above.

                                 EQUINIX, INC.

                                 By: /s/ [signature illegible]
                                    ----------------------------

                                 Title:_________________________

                                 Date:__________________________

                                 BECHTEL CORPORATION

                                 By: /s/ [signature illegible]
                                    ----------------------------
                                 Title:_________________________

                                 Date:__________________________

                                  APPENDIX A


                               RECOVERABLE COSTS

     Equinix shall compensate Bechtel for all costs and expenses incurred by Bechtel in connection with the performance of the Program Management, Site Identification and Evaluation, Engineering, Construction and Start-up Support and other Consulting Services on a time and material basis in accordance with the following:

     1.   LABOR UNIT RATES.
          ----------------

          1.1 Bechtel shall be reimbursed for Services performed by its personnel in accordance with the Labor Unit Rates set forth in the following Labor Unit Rate Schedule:

                              Unit Rate Schedule*

==================================================================
              Classification         Labor Unit Rate
                                         Per Hour
==================================================================
        32                                   $[*]
        31                                   $[*]
        30                                   $[*]
        29                                   $[*]
        28                                   $[*]
        27                                   $[*]
        26                                   $[*]
        25                                   $[*]
        24                                   $[*]
        23                                   $[*]
        22                                   $[*]
        21                                   $[*]
        H                                    $[*]
        G                                    $[*]
        F                                    $[*]
==================================================================

*  [*]

     The Program Manager, Business Manager, Construction Manager and Contracts Manager will typically have payroll grades of [*].

_______________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          The Procurement Manager and Engineering Manager will typically have payroll grades of [*].

          The Site Managers and Project Engineers will typically have payroll grades of [*].

          Cost and Schedule Engineers will typically have payroll classifications of [*].

          Administration and Clerical personnel will typically have payroll grades of [*].

          Senior management personnel above grade 32 will be charged at grade [*] Unit Rates.

          These Labor Unit Rates are applicable to US labor only, and specific Labor Unit Rates will be developed and agreed upon in separate Contracts for international Projects.

          Beginning 1/1/01, Labor Unit Rates will be adjusted annually by [*] to account for salary escalation.

          The Labor Unit Rates include salary, payroll additives for benefits, overheads, profit, and allowance for supplies, materials, and reprographics at established offices; and non-standard communications equipment (cell phones).

     2.   A.2  OTHER DIRECT COSTS:

     Other Direct Costs (ODCs) incurred in the performance of the Services will be invoiced [*] and include:

          2.1 Costs incurred for travel, subsistence, relocation and return of personnel engaged in performance of the Services.

          2.2 Costs of all equipment (including computers, reproduction, facsimile, standard communication), materials, communications, and supplies.

          2.3 Costs associated with consultants, subcontractors, suppliers, vendors, and other contractors with whom Bechtel contracts.

          2.4 Costs of establishing temporary facilities required to perform and support the Services including temporary structures, local transportation and communication, and other facilities required for the welfare of field personnel.

          2.5 All federal, state and local taxes, and all other taxes, assessments, levies, imposts, duties, excises and licenses, excepting only taxes levied solely on net income.

________________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          2.6 Other direct costs and expenses incurred by Bechtel in the performance of the Services which are not specifically set forth herein with Equinix's prior approval, which approval shall not be unreasonably withheld.

          2.7 Equinix will provide at Equinix's expense office facilities, equipment, materials, supplies, and communication services for the Bechtel Program Team personnel resident at their headquarters in Redwood City.

                                  APPENDIX B

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                       WARRANT TO PURCHASE COMMON STOCK
                                      of
                                 EQUINIX, INC.

                          Void after November 3, 2004

     This Warrant is issued to Bechtel Corporation, or its registered assigns ("Holder") by Equinix, Inc., a Delaware corporation (the "Company"), on November 3, 1999 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Master Agreement dated as of the date hereof (the "Master Agreement"). In consideration of the Holder executing the Master Agreement and in consideration of the mutual covenants and agreements contained herein, the Company and the Holder agree as follows:

     1.   Purchase of Shares. Subject to the terms and conditions hereinafter
          ------------------
set forth and set forth in the Master Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company from time to time up to two hundred thirty-five thousand (235,000) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 9 hereof.

     2.   Exercise Price.  The purchase price for the Shares shall be $1.50
          --------------
per share, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price").

     3.   Exercise Period and Escrow.  This Warrant shall be exercisable, in
          --------------------------
whole or in part, at any time after the date hereof and prior to 5:00 p.m. on November 3, 2004. Notwithstanding the term of this Warrant fixed pursuant to the preceding sentence, the right to purchase Common Stock as granted herein shall expire, if not previously exercised, immediately upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the

Company's properties and assets to any other person, provided that Holder realizes in such merger, consolidation or sale a value for its shares equal to or greater than three (3) times the Exercise Price for such shares (the "Threshold") in connection therewith, (the "Termination Event"). The Threshold shall be adjusted in tandem with each adjustment in the Exercise Price hereunder. In the event of a proposed transaction of the kind described above, the Company shall notify the holder of this Warrant at least fifteen (15) days prior to the consummation of such Termination Event. If such closing does not take place, the Company shall promptly notify the Holder that the proposed Termination Event has been terminated and the Holder may rescind any exercise of this Warrant which occurred after the Company first notified the Holder of the Termination Event. In the event of such recission, this Warrant will continue to be exercisable on the same terms and conditions contained herein. If this Warrant is exercised with respect to any of the Shares prior to Substantial Completion of the Project (as such terms are defined in the Master Agreement) to which such Shares apply, as provided in Section 9(d) hereof, the certificates for the such Shares shall be deposited in escrow with the Company's legal counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, to be held until achievement of Substantial Completion of the Project to which such Shares apply. The Shares held in escrow hereunder shall be (i) surrendered to the Company for repurchase and cancellation in the event Holder does not achieve Substantial Completion of the Project, as required, or (ii) released to Holder upon (a) Holder's Substantial Completion of the Project, (b) reallocation of additional Shares to Project(s) for which Substantial Completion has already occurred, as described in section 9(d) below, or (c) the fifth anniversary of this warrant, as to any residual Shares which have not been previously surrendered or released under (i) or (ii) above, except to the extent that any such Shares were not subject to reallocation because they were attributed to a Project the award of which was delayed beyond the first four years of the Master Agreement as the result of Bechtel's substantial and material breach of its obligations under the Master Agreement.

     4.  Method of Exercise.  While this Warrant remains outstanding and
         ------------------
exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part from time to time, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

          (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, which may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder.

     5.   Net Exercise.  In lieu of exercising this Warrant pursuant to Section
          ------------
 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                         Y (A - B)
                         ---------
                    X =      A

     Where:    X =   The number of shares of Common Stock to be issued to the
                     Holder pursuant to this net exercise;

               Y = The number of Shares in respect of which the net issue election is made;

               A = The fair market value of one share of the Common Stock at the time the net issue election is made;

               B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and
(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if this Warrant is being exercised upon the closing of the Company's initial public offering of Common Stock, the value will be the initial "Price to Public" of one share of such Common Stock specified in the final prospectus with respect to such offering, and provided, further, that if this Warrant is being exercised at a time in which the Company is in the process of merging, being acquired or selling all or substantially all of its assets, the value will be the value to be received by the holders of the Company's Common Stock for each share of such Common Stock pursuant to such transaction.

     6.   "Easy Sale" Exercise.  In lieu of the payment methods set forth in
           -------------------
Sections 4 and 5 above, when permitted by law and applicable regulations (including Nasdaq Stock Market and National Association of Securities Dealers, Inc. ("NASD") rules), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Common Stock so purchased to pay for the Exercise Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Common Stock to forward the Exercise Price directly to the Company.

     7.  Certificates for Shares.  Upon the exercise of the purchase rights
         -----------------------
evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued in the name of the Holder (or as the Holder may direct) as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) days of the delivery of the Notice of Election.

     8.   Representations and Warranties.  The Company hereby represents and
          ------------------------------
warrants to Holder as follows:

          (a)  Corporate Power.  The Company has all requisite legal and
               ---------------
corporate power to execute and deliver this Warrant, to issue the Shares and to carry out and perform its obligations under the terms of this Warrant.

          (b)  Authorization.  All corporate action on the part of the Company,
               -------------
its directors and stockholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale issuance and delivery of the Shares and the performance of all of the Company's obligations under this Warrant has been taken. This Warrant, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Shares issuable upon exercise of this Warrant have been duly and validly reserved and, when issued in compliance with the provisions of this Warrant, will be validly issued and will be fully paid and nonassessable and will have the rights, preferences and privileges described in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"). The Shares, when issued upon exercise of this Warrant, will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Common Stock is not subject to any preemptive rights.

     9.  Adjustment of Exercise Price and Number of Shares.  The number of and
         ------------------------------------------------
kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)  Subdivisions, Combinations and Other Issuances.  If the Company
               ----------------------------------------------
shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)  Reclassification, Reorganization and Consolidation.  In case of
               --------------------------------------------------
any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

          (c)  Adjustment for Capital Reorganization, Merger or Consolidation.
               --------------------------------------------------------------
In case of any capital reorganization of the capital stock of the Company
(other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the assets of the Company other than a Termination Event as defined in Section 3 hereof, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that the Holder would have been entitled to if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section
9. The foregoing provisions of this Section 9(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event to the greatest extent possible.

          (d)  Adjustment for Delays Under the Master Agreement.  [*] of the
               ------------------------------------------------
shares issuable upon exercise of this Warrant shall be equally allocated to the first [*] committed Projects (as defined in the Master Agreement) and shall be subject to downward adjustment in the event that Holder fails to timely meet its obligation to achieve Substantial Completion (as defined in the Master Agreement) of any such Projects (whether new or expansion projects) by the Guaranteed Completion Date (as defined in the Master Agreement). The number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as follows, based on an allocation of [*] shares of Common Stock per Project (the "Full Allocation") and the number

_______________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

of days of delay in achieving Substantial Completion of such Project beyond the Guaranteed Completion Date for such Project:

          (e)
               0 to 14 days delay:     [*] adjustment
               15 to 30 days delay:    [*]% of Full Allocation adjustment per
                                       day
               31 days or more delay:  additional [*]% of Full Allocation adjustment per day after the 31st day to a maximum adjustment of [*]% of the Full
                                       Allocation

With respect to the [*] shares which are subject to downward adjustment in connection with the first eighteen separate committed Projects, hereinafter defined as the "Earn-Out Shares", the parties anticipate that such [*] Projects will be completed in less than four years from the effective date of this Agreement. The parties will meet twice a year in January and June to review the schedule and determine whether it appears that fewer than [*] Projects will be completed within such four year period based on the latest Project Schedule. If the number of additional Projects scheduled to awarded to Holder for construction and completed within such four year period, together with Projects previously awarded for completion within such four year period, is less than [*] except to the extent that any such delay in the award of one or more Projects is caused by Bechtel's substantial and material breach of its obligations under the Master Agreement, the parties will reallocate the Earn-Out Shares on a pro rata basis among the Projects previously awarded and those scheduled to be awarded and completed within such four year period and this Warrant Agreement will be amended to reflect such reallocation. Once a particular Project has achieved Substantial Completion, any additional shares which may have been allocated to that Project pursuant to the second preceding sentence shall not be subject to devesting in the event of any subsequent upward revision of the aggregate number of Projects completed or expected to be completed. The aggregate number of Earn-Out Shares shall not be reduced for any reason, including without limitation the Company's failure to award the expected number of Projects during the term of this Agreement, except to the extent that any such delay in the award of one or more Projects is caused by Bechtel's substantial and material breach of its obligations under the Master Agreement.

          (f)  Repurchase of Shares.  In the event of a downward adjustment
               --------------------
after Holder has exercised this Warrant, the Company shall be entitled to repurchase the shares subject to the downward adjustment at the exercise price.

          (g)  Notice of Adjustment.  When any adjustment is required to be made
               --------------------
in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and (i) of the number

_______________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant and (ii) the Exercise Price after such adjustment.

     10.  Registration Rights.  Holder shall be entitled to all of the rights
          -------------------
set forth in Section 1 of the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") dated August 26, 1999 among the Company, Holder and certain other Investors (as defined therein) on the terms and conditions set forth therein, as if such terms and conditions were set forth in this Warrant. In furtherance of the preceding sentence, the Company and Holder agree that the Shares issuable upon exercise of this Warrant are "Registrable Securities," as that term is defined in the Investors' Rights Agreement. The Company shall provide Holder with all notices and information at the time and to the extent it is required to do so pursuant to Section 1 of the Investors' Rights Agreement.

     11.  No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     12.  No Stockholder Rights.  Prior to exercise of this Warrant, the Holder
          ---------------------
shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 12 shall limit the right of the Holder to be provided the Notices required under this Warrant or the Master Agreement.

     13.  Transfers of Warrant.  Subject to compliance with applicable federal
          --------------------
and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

     14.  Successors and Assigns.  The terms and provisions of this Warrant and
          ----------------------
the Master Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

     15.  Amendments and Waivers.  Any term of this Warrant may be amended and
          ----------------------
the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

     16.  Reservation of Stock.  The Company will at all times reserve and keep
          --------------------
available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of

Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     17.  Notices.  All notices required under this Warrant and shall be deemed
          -------
to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     18.  Replacement of Warrants.  Upon receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     19.  Attorneys' Fees.  If any action of law or equity is necessary to
          ---------------
enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     20.  Captions.  The section and subsection headings of this Warrant are
          --------
inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     21.  Governing Law.  This Warrant shall be governed by the laws of the
          -------------
State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

     IN WITNESS WHEREOF, Equinix, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                                 EQUINIX, INC.

                                 By:__________________________
                                     Name
                                     Title

                              NOTICE OF EXERCISE
                              ------------------

To:  EQUINIX, INC.

          The undersigned hereby elects to [check applicable subsection]:

________  (a)  Purchase _________________ shares of Common Stock of Equinix,
               Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;
          OR

________  (b)  Exercise the attached Warrant for [all of the shares] [________
               of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

          The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                              WARRANTHOLDER:


                              ___________________________________

                              By:________________________________
                                 [NAME]

                    Address:_____________________________________


Date:________________________


Name in which shares should be registered:

___________________________________

                         EXHIBIT 1 - SAMPLE TASK ORDER

                              TASK ORDER NO. 0X.X
                             Date:_______________

THIS TASK ORDER effective __________, by and between EQUINIX, Inc. ("Equinix") and Bechtel Corporation ("Bechtel) hereby authorizes Bechtel to proceed with the performance of the Services specified herein (the "Services") in accordance with and subject to the terms, conditions and provisions of the MASTER AGREEMENT FOR PROGRAM MANAGEMENT, SITE IDENTIFICATION AND EVALUATION, ENGINEERING AND CONSTRUCTION SERVICES between Equinix, Inc. and Bechtel Corporation dated ______ (the "Agreement"). Terms used but not otherwise defined herein shall have the meanings ascribed to such terms under the Agreement.

In consideration of the agreements herein contained, the parties hereto agree as follows:

1.   SCOPE OF SERVICES
     -----------------

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
                     Attach additional sheets as necessary.
                     --------------------------------------

2. BUDGET ESTIMATE (for PROGRAM MANAGEMENT, SITE IDENTIFICATION AND EVALUATION, ENGINEERING and other CONSULTING SERVICES)

2.1  Professional Services Fee

                   ___________  Jobhours   ____________  USD

          Attach additional sheets as necessary (staffing plan, etc.)

2.2  Reimbursable Expenses

         Description of Expense                         Estimated Cost
         ----------------------                         --------------

     Travel/Lodging                                     $x
     Overnight Mail                                     $x
     Other                                              $x

     Total                                              $x

                    Attach additional sheets as necessary.

3.   LUMP SUM PRICE (for CONSTRUCTION SERVICES)

                     Attach additional sheets as necessary.


4.   SCHEDULE

        ACTIVITY                             COMPLETION DATE
        --------                             ---------------

     Commencing engineering                  Week of x
     x                                               x
     x                                               x


                    Attach additional sheets as necessary.

5.   DELIVERABLES

     x
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
                    Attach additional sheets as necessary.

6.   PROJECT ACCOUNTING INFORMATION

Bechtel's Project Information    Equinix's Project Information
-----------------------------    -----------------------------
Job - Sub No:_______________________   Project No._________________________
                                       Acct. Code:_________________________

     IN WITNESS THEREOF, the parties hereto have executed this Task Order under the Agreement on the day and year below written, but effective as of the day and year set forth above.

BECHTEL CORPORATION              EQUINIX, INC.

By:____________________________    By:____________________________

Name:__________________________    Name:__________________________

Title:_________________________    Title:_________________________

Date:__________________________    Date:__________________________

                          EXHIBIT 2 - SAMPLE CONTRACT

                               CONTRACT NO. 0X.X
                              Date: _____________

THIS CONTRACT is entered into effective __________, by and between [name Equinix or appropriate branch or affiliate] ("___") and [name appropriate Bechtel affiliate] ("__") and hereby authorizes [Bechtel] to proceed with the performance of the Services specified herein (the "Services"). The parties agree that the performance of such services shall be in accordance with and subject to the terms, conditions and provisions of the MASTER AGREEMENT FOR PROGRAM MANAGEMENT, SITE IDENTIFICATION AND EVALUATION, ENGINEERING AND CONSTRUCTION SERVICES between Equinix, Inc. and Bechtel Corporation dated ______ (the "Master Agreement"), which terms and conditions are incorporated herein by reference in their entirety. The Services provided under this Contract shall further be subject to any additional terms and conditions contained in this Contract; provided, however, that in the event of any conflict between the terms of this Contract and the terms of the Agreement, the terms of the Agreement shall take precedence unless expressly modified by the terms of this contract.

In consideration of the agreements herein contained, the parties hereto agree as follows:

1.  SCOPE OF SERVICES

    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
                    Attach additional sheets as necessary.

2.  UNIT RATES

3. BUDGET ESTIMATE (for PROGRAM MANAGEMENT, SITE IDENTIFICATION AND EVALUATION, ENGINEERING and other CONSULTING SERVICES)

3.1 Professional Services Fee

                   ___________  Jobhours   ____________  USD

          Attach additional sheets as necessary (staffing plan, etc.)

3.2  Reimbursable Expenses

         Description of Expense               Estimated Cost
         ----------------------               --------------

     Travel/Lodging                           $x
     Overnight Mail                           $x
     Other                                    $x

     Total                                    $x

                    Attach additional sheets as necessary.


4.   LUMP SUM PRICE (for CONSTRUCTION SERVICES)

                     Attach additional sheets as necessary

5.   SCHEDULE

                ACTIVITY                  COMPLETION DATE
                --------                  ---------------

     Commencing engineering               Week of x
     x                                            x
     x                                            x

                    Attach additional sheets as necessary.

6.   DELIVERABLES

     x
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
                    Attach additional sheets as necessary.

7.   PROJECT ACCOUNTING INFORMATION

[Bechtel's] Project Information    [Equinix's] Project Information
-------------------------------     ------------------------------

Job - Sub No:__________________________   Project No.________________________
                                          Acct. Code:________________________

8.   MODIFICATIONS TO MASTER AGREEMENT

          IN WITNESS THEREOF, the parties hereto have executed this Contract on the day and year below written, but effective as of the day and year set forth above.


[BECHTEL AFFILIATE]                [EQUINIX BRANCH/AFFILIATE]

By:___________________________     By:_____________________________

Name:_________________________     Name:___________________________

Title:________________________     Title:__________________________

Date:________________________      Date:___________________________